Exhibit 99.1

Alliqua Biomedical to spin off and merge its Contract Manufacturing Business with TO Pharmaceuticals LLC to Create an Independent, Publicly Traded Company focused on Cannabinoid-Based Pharmaceutical Therapies.

LANGHORNE, Pa. (GLOBE NEWSWIRE) — Alliqua BioMedical, Inc. (Nasdaq: ALQA) and TO Pharmaceuticals LLC, a privately held cannabinoid-based pharmaceutical therapy company (“TOP”), today announced plans for Alliqua to spin off its AquaMed Technologies, Inc. (“Aquamed”) subsidiary, which develops, manufactures and markets high water content, electron beam cross-linked aqueous polymer sheet hydrogel products and merge it with TOP, creating a new public bio-pharmaceutical company to be called TO Pharma, focused on discovering, developing and commercializing novel therapeutics based on TOP’s proprietary cannabinoid product platform in a number of FDA-regulated clinical indications and in select OTC markets.

Upon consummation of the spin off and merger, Alliqua’s former shareholders will retain a minority stake with the former members of TOP holding a majority interest in TO Pharma. In connection with this transaction, TO Pharma intends to apply to list its shares of common stock on the Nasdaq Stock Market. “We are extremely excited to form this exciting new company in a fast-growing sector of the market” said Dave Johnson, CEO of Alliqua. “TOP is a leader in the cannabinoid therapy space, and we look forward to creating TO Pharma as a global leading cannabinoid pharmaceutical therapy-based company.”

Seth Yakatan, CEO of TOP, noted that “We are excited to combine TOP’s technology and research with the unique capabilities of AquaMed’s hydrogel technology, to form a truly global pharmaceutical company. We are excited and confident that the anticipated development of the combined business should generate significant shareholder value.”

Tsachi Cohen, founder of Tikun Olam Limited, the leading Israeli medical cannabis producer and international cannabis wellness brand, commented that “We are very excited about this transaction, as it represents a significant step towards the development and worldwide commercialization of pharmaceutical products based on Tikun Olam’s intellectual property, which we expect will greatly benefit patients worldwide.”

Structure of Transaction

Alliqua will distribute the shares of common stock of AquaMed on a pro rata basis to the record holders of Alliqua (the “Distribution”) prior to the consummation of Alliqua’s previously announced merger with Adynxx Inc. The merger will be structured as an equity exchange.

Upon closing, AquaMed will be renamed TO Pharma and will be headquartered in Langhorne, Pennsylvania , with TOP’s Seth Yakatan expected to serve as Chief Executive Officer and Alliqua’s David Johnson to serve as Chairman of the Board. The transaction has been approved by the boards of both Alliqua and TOP and is expected to close by the first quarter of 2019.

About Alliqua BioMedical, Inc.

Alliqua, through its AquaMed subsidiary, can provide a custom manufacturing solution to partners in the medical device; cosmetics; and OTC industry, utilizing its proprietary hydrogel technology. Alliqua's electron beam production process, located at its 16,500 square foot GMP manufacturing facility in Langhorne, PA, allows Alliqua to custom manufacture a wide variety of hydrogels. Alliqua's hydrogels can be customized for various transdermal applications to address market opportunities in the treatment of wounds as well as the delivery of numerous drugs or other agents for pharmaceutical and cosmetic industries.

About TO Pharmaceuticals

TO Pharmaceuticals LLC is a biopharmaceutical company focused on discovering, developing and commercializing novel therapeutics based on its proprietary cannabinoid product platform in a number of FDA-regulated clinical indications and in select OTC markets. TOP is exclusively licensed worldwide to utilize the pharmaceutical intellectual property developed by Tikun Olam Limited.

About Tikun Olam Limited

Tikun Olam ("repair the world" in Hebrew) is globally recognized as the pioneer of modern medical cannabis. Since 2010, its products have been the subject of ongoing clinical trials and have been relied upon to treat over 20,000 patients in Israel’s regulated market for symptoms of conditions including cancer, PTSD, AIDS, epilepsy, Crohn's Disease/colitis, multiple sclerosis, cerebral palsy, chronic pain and neuropathy. The growing international network of Tikun Olam affiliates includes, among others, the USA’s T.O. Global, LLC, Canada’s MedReleaf and Australia’s Medifarm.

Forward Looking Statements

Statements in this press release that are not a description of historical fact are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of words referencing future events or circumstances such as “expect,” “intend,” “plan,” “anticipate,” “believe,” and “will,” among others. Such statements include, but are not limited to, statements regarding the structure, timing and completion of the proposed transaction with TOP; the listing of the combined entity on the Nasdaq Capital Market after the proposed merger; our expectations regarding the capitalization, resources and ownership structure of the combined organization, including the amount of any financing to be raised; our expectations regarding the sufficiency of the combined organization's resources to fund the advancement of any development program or the completion of any clinical trial; the nature, strategy and focus of the combined organization; the safety, efficacy and projected development timeline and commercial potential of any product candidates; and the executive officer and board structure of the combined organization. Alliqua and/or TOP may not actually achieve the proposed spin-off and merger, or any plans or product development goals, in a timely manner, if at all, or otherwise carry out the intentions or meet the expectations or projections disclosed in our forward-looking statements, and you should not place undue reliance on these forward-looking statements. Because such statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. These forward-looking statements are based upon Alliqua's and TOP’s current expectations and involve assumptions that may never materialize or may prove to be incorrect. Risks and uncertainties facing Alliqua are described more fully in Alliqua's periodic reports filed with the SEC available at www.sec.gov. You are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date on which they were made. Alliqua undertakes no obligation to update such statements to reflect events that occur or circumstances that exist after the date on which they were made, except as may be required by law.